Exhibit D

                                   LEGAL PROXY

KNOW ALL PERSONS BY THESE PRESENTS, that we BROWN BROTHERS HARRIMAN & COMPANY the undersigned holder of **1,076,500** securities of MOBILE PET SYSTEM INC MEETING DATE 4/5/02 do hereby revoke any proxy heretofore given by us for said securities; Further know, that we hereby appoint and constitute with full power of substitution

      DR AXEL STEUDLE
      ELSASSERSTRASSE 7
      D-75173 PFORZHEIM
      GERMANY

or either or any of them, as our true and lawful attorney to vote as our proxy, for said securities only, in our stead at the ANNUAL meeting of security holders of 'company', or at any adjournment thereof, on any matter which may properly and legally come before such meeting, including, but not limited to, the election of directors, if any;

And finally know, that we appoint the above named to act in the same capacity and as fully as we could act if we were personally present at such meeting.


                                                  /s/ Richard J. Daly
                                                  Richard J. Daly
DATED: March 25, 2002                  SIGNED:    Attorney-in-Fact